Resolutions of the majority of the Board of Trustees (“Board”) who are not “interested persons” of the registered management investment company

(August 12, 2015 Board Meetings)

FUNDS TRUST

MASTER TRUST

VARIABLE TRUST

ASSET ALLOCATION TRUST

GLOBAL DIVIDEND OPPORTUNITY FUND

INCOME OPPORTUNITIES FUND

MULTI-SECTOR INCOME FUND

UTILITIES AND HIGH INCOME FUND

RESOLVED, that the Board, including a majority of the Independent Trustees, hereby determines, with due consideration to (i) the value of the aggregate assets of the Funds to which any person may have access, (ii) the terms of the arrangements made for the custody and safekeeping of such assets, (iii) the nature of securities in the Funds, and  (iv) the amount of the bond and the premium of such bond, that such bond in the aggregate amount presented at this meeting of $135 million is in reasonable form and amount; and

FURTHER RESOLVED, that the Officers be, and each hereby is, authorized and directed to determine an appropriate increase in the fidelity bond coverage, based on assets under management, during the policy, if necessary; and

FURTHER RESOLVED, that the Board, including a majority of the Independent Trustees, after taking all relevant factors into consideration, including, but not limited to, (i) the number of other parties, (ii) the amount of the joint insured bond, (iii) the amount of the premium for such bond, (iv) the ratable allocation of the premium among all parties as insured, and (v) the extent to which the share of the premium allocated to each Fund is less than the premium it would have had to pay if it had provided and maintained a single insured bond, hereby approves the portion of the premium to be paid by each Fund, which is a pro rata portion equal to the ratio of each Fund’s net assets to the aggregate net assets of all the parties; and

FURTHER RESOLVED, that the Officers be, and each hereby is, authorized and directed to negotiate the final terms of the joint fidelity bond, and to execute and deliver on behalf of each Trust any and all documents related thereto, in such form and with such changes (including final premium amount) as such Officer, in consultation with counsel, deems appropriate or advisable; and

FURTHER RESOLVED, that the Joint Fidelity Bond Allocation Agreement among Funds Trust, Master Trust, Variable Trust, Asset Allocation Trust, Global Dividend Opportunity Fund, Income Opportunities Fund, Multi-Sector Income Fund and Utilities and High Income Fund, which provides for an equitable and proportionate share of any recovery under the joint fidelity bond, be, and it hereby is, reapproved; and

FURTHER RESOLVED, that the Officers be, and each here by is, authorized, empowered and directed to make all filings with the SEC, and to give all notices, required by paragraph (g) of Rule 17g-1 under the 1940 Act.

JOINT FIDELITY BOND

ALLOCATION AGREEMENT

Amended and Restated

August 25, 2010

                        WHEREAS, Wells Fargo Funds Trust (“Funds Trust”), Wells Fargo Master Trust (“Master Trust”) and Wells Fargo Variable Trust (“Variable Trust”) are open-end management investment companies registered as such under the 1940 Act, consisting of investment portfolios as detailed in Appendix A; and

                        WHEREAS, Asset Allocation Trust (“AAT”) is an open-end management investment company registered as such under the 1940 Act; and

                        WHEREAS, Wells Fargo Advantage Global Dividend Opportunity Fund, Wells Fargo Advantage Income Opportunities Fund, Wells Fargo Advantage Multi-Sector Income Fund and Wells Fargo Advantage Utilities and High Income Fund (the “Closed-End Funds”) are closed-end management investment companies registered as such under the 1940 Act; and

                        WHEREAS, Funds Trust, Master Trust, Variable Trust, AAT and the Closed-End Funds are required to provide and maintain a fidelity bond pursuant to Rule 17g-1 under the 1940 Act; and

                        WHEREAS, Rule 17g-1(b) provides that the fidelity bond may be in the form of a joint insured bond covering Funds Trust, Master Trust, Variable Trust; and

                        WHEREAS, the Trustees of Funds Trust, Master Trust and Variable Trust, AAT and the Closed-End Funds, including a majority of such Trustees who are not “interested persons” (as that term is defined in the 1940 Act) have made the required determinations required by that Rule, including those provisions specifically applicable to a joint insured bond;

                        NOW, THEREFORE, Funds Trust, Master Trust, Variable Trust, AAT and the Closed-End Funds hereby agree as follows:

                        1.          Each of Funds Trust, Master Trust, Variable Trust, AAT and the Closed-End Funds will pay a portion of the premiums for the joint insured fidelity bond which is allocated pro rata according to the percentage each of their net assets bear to the aggregate net assets of all the insured parties.

                        2.          In the event recovery is received under the joint insured bond as a result of a loss sustained by two or more of the insured parties, each party shall receive an equitable and proportionate share of the recovery, but at least equal to the amount which such party would have received had it provided and maintained a single insured bond with the minimum coverage required by paragraph (d)(1) of Rule 17g-1 under the 1940 Act.

                        This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                                                                             WELLS FARGO FUNDS TRUST

                                                                             By:   ___________________________

                                                                                       C. David Messman

                                                                                       Secretary

                                                                             WELLS FARGO MASTER TRUST

                                                                             By:   ___________________________

                                                                                       C. David Messman

                                                                                       Secretary

                                                                             WELLS FARGO VARIABLE TRUST

                                                                             By:   ___________________________

                                                                                       C. David Messman

                                                                                       Secretary

                                                                             ASSET ALLOCATION TRUST

                                                                             By:   ___________________________

                                                                                       C. David Messman

                                                                                       Secretary

                                                                              WELLS FARGO ADVANTAGE GLOBAL DIVIDEND

                                                                              OPPORTUNITY FUND

                                                                             By:   ___________________________

                                                                                       C. David Messman

                                                                                       Secretary

                                                                              WELLS FARGO ADVANTAGE INCOME OPPORTUNITIES

                                                                              FUND

                                                                             By:   ___________________________

                                                                                       C. David Messman

                                                                                       Secretary

                                                                              WELLS FARGO ADVANTAGE MULTI-SECTOR INCOME

                                                                              FUND

                                                                             By:   ___________________________

                                                                                       C. David Messman

                                                                                       Secretary

                                                                              WELLS FARGO ADVANTAGE UTILITIES AND HIGH

                                                                              INCOME FUND

                                                                             By:   ___________________________

                                                                                       C. David Messman

                                                                                       Secretary

Appendix A

JOINT FIDELITY BOND
ALLOCATION AGREEMENT

Wells Fargo Funds Trust

100% Treasury Money Market Fund

Absolute Return Fund

Adjustable Rate Government Fund

Alternative Strategies Fund

Asia Pacific Fund

Asset Allocation Fund

C&B Large Cap Value Fund

C&B Mid Cap Value Fund

California Limited-Term Tax-Free Fund

California Tax-Free Fund

California Municipal Money Market Fund

Capital Growth Fund

Cash Investment Money Market Fund

Colorado Tax-Free Fund

Common Stock Fund

Conservative Income Fund

Core Bond Fund

Disciplined U.S. Core Fund

Discovery Fund

Diversified Capital Builder Fund

Diversified Equity Fund

Diversified Income Builder Fund

Diversified International Fund

Dow Jones Target Today Fund

Dow Jones Target 2010 Fund

Dow Jones Target 2015 Fund

Dow Jones Target 2020 Fund

Dow Jones Target 2025 Fund

Dow Jones Target 2030 Fund

Dow Jones Target 2035 Fund

Dow Jones Target 2040 Fund

Dow Jones Target 2045 Fund

Dow Jones Target 2050 Fund

Dow Jones Target 2055 Fund

Dow Jones Target 2060 Fund1

Dynamic Target Today Fund2

Dynamic Target 2015 Fund3

Dynamic Target 2020 Fund4

Dynamic Target 2025 Fund5

Dynamic Target 2030 Fund6

Dynamic Target 2035 Fund7

Dynamic Target 2040 Fund8

Dynamic Target 2045 Fund9

Dynamic Target 2050 Fund10

Dynamic Target 2055 Fund11

Dynamic Target 2060 Fund12

Emerging Growth Fund

Emerging Markets Equity Fund

Emerging Markets Equity Income Fund

Emerging Markets Equity Select Fund

Emerging Markets Local Bond Fund

Endeavor Select Fund

Enterprise Fund

Global Long/Short Fund

Global Opportunities Fund

Government Money Market Fund

Government Securities Fund

Growth Fund

Growth Balanced Fund

Heritage Money Market Fund

High Income Fund

High Yield Bond Fund

High Yield Municipal Bond Fund

Income Plus Fund

Index Asset Allocation Fund

Index Fund

Intermediate Tax/AMT-Free Fund

International Bond Fund

International Equity Fund

International Value Fund

Intrinsic Small Cap Value Fund

Intrinsic Value Fund

Intrinsic World Equity Fund

Large Cap Core Fund

Large Cap Growth Fund

Large Company Value Fund

Managed Account CoreBuilder Shares Series M

Minnesota Tax-Free Fund

Moderate Balanced Fund

Money Market Fund

Municipal Bond Fund

Municipal Cash Management Money Market Fund

Municipal Money Market Fund

National Tax-Free Money Market Fund

North Carolina Tax-Free Fund

Omega Growth Fund

Opportunity Fund

Pennsylvania Tax-Free Fund

Precious Metals Fund

Premier Large Company Growth Fund

Real Return Fund

Short Duration Government Bond Fund

Short-Term Bond Fund

Short-Term High Yield Bond Fund

Short-Term Municipal Bond Fund

Small Cap Opportunities Fund

Small Cap Value Fund

Small Company Growth Fund

Small Company Value Fund

Small/Mid Cap Value Fund

Special Mid Cap Value Fund

Special Small Cap Value Fund

Specialized Technology Fund

Strategic Income Fund

Strategic Municipal Bond Fund

Traditional Small Cap Growth Fund

Treasury Plus Money Market Fund

Ultra Short-Term Income Fund

Ultra Short-Term Municipal Income Fund

Utility & Telecommunications Fund

WealthBuilder Conservative Allocation Portfolio

WealthBuilder Equity Portfolio

WealthBuilder Growth Allocation Portfolio

WealthBuilder Growth Balanced Portfolio

WealthBuilder Moderate Balanced Portfolio

WealthBuilder Tactical Equity Portfolio

Wisconsin Tax-Free Fund

Asset Allocation Trust

Wells Fargo Advantage Global Dividend Opportunities Fund

Wells Fargo Advantage Income Opportunities Fund

Wells Fargo Advantage Multi-Sector Income Fund

Wells Fargo Advantage Utilities and High Income Fund

Wells Fargo Master Trust

C&B Large Cap Value Portfolio

Core Bond Portfolio

Diversified Fixed Income Portfolio

Diversified Large Cap Growth Portfolio

Diversified Stock Portfolio

Emerging Growth Portfolio

Index Portfolio

International Growth Portfolio

International Value Portfolio

Large Company Value Portfolio

Managed Fixed Income Portfolio

Real Return Portfolio

Short-Term Investment Portfolio

Small Company Growth Portfolio

Small Company Value Portfolio

Stable Income Portfolio

Wells Fargo Variable Trust

VT Discovery Fund

VT Index Asset Allocation Fund

VT International Equity Fund

VT Intrinsic Value Fund

VT Omega Growth Fund

VT Opportunity Fund

VT Small Cap Growth Fund

VT Small Cap Value Fund

VT Total Return Bond Fund

Appendix A amended:  March 26, 2015

1. On February 19, 2015 the Board of Wells Fargo Funds Trust approved the establishment of the Dow Jones Target 2060 Fund.  The Fund is expected to commence operations in the third quarter of 2015.

2. On March 26, 2015 the Board of Wells Fargo Funds Trust approved the establishment of the Dynamic Target Today Fund.  The Fund is expected to commence operations in the third quarter of 2015.

3. On March 26, 2015 the Board of Wells Fargo Funds Trust approved the establishment of the Dynamic Target 2015 Fund.  The Fund is expected to commence operations in the third quarter of 2015.

4. On March 26, 2015 the Board of Wells Fargo Funds Trust approved the establishment of the Dynamic Target 2020 Fund.  The Fund is expected to commence operations in the third quarter of 2015.

5. On March 26, 2015 the Board of Wells Fargo Funds Trust approved the establishment of the Dynamic Target 2025 Fund.  The Fund is expected to commence operations in the third quarter of 2015.

6. On March 26, 2015 the Board of Wells Fargo Funds Trust approved the establishment of the Dynamic Target 2030 Fund.  The Fund is expected to commence operations in the third quarter of 2015.

7. On March 26, 2015 the Board of Wells Fargo Funds Trust approved the establishment of the Dynamic Target 2035 Fund.  The Fund is expected to commence operations in the third quarter of 2015.

8. On March 26, 2015 the Board of Wells Fargo Funds Trust approved the establishment of the Dynamic Target 2040 Fund.  The Fund is expected to commence operations in the third quarter of 2015.

9. On March 26, 2015 the Board of Wells Fargo Funds Trust approved the establishment of the Dynamic Target 2045 Fund.  The Fund is expected to commence operations in the third quarter of 2015.

10. On March 26, 2015 the Board of Wells Fargo Funds Trust approved the establishment of the Dynamic Target 2050 Fund.  The Fund is expected to commence operations in the third quarter of 2015.

11. On March 26, 2015 the Board of Wells Fargo Funds Trust approved the establishment of the Dynamic Target 2055 Fund.  The Fund is expected to commence operations in the third quarter of 2015.

12. On March 26, 2015 the Board of Wells Fargo Funds Trust approved the establishment of the Dynamic Target 2060 Fund.  The Fund is expected to commence operations in the third quarter of 2015.